UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported) October 25, 2006

______________________

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 25, 2006, Southern Community Financial Corporation (NASDAQ: SCMF and SCMFO) (the “Company”), the parent company for Southern Community Bank and Trust, issued a press release announcing operating results for the third quarter ended September 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

As previously reported, the Company restated its financial statements for the quarter ended March 31, 2006 and the years ended December 31, 2003, 2004 and 2005 and the related quarterly periods, as a result of the correction of the accounting treatment related to its interest rate swaps associated with brokered certificates of deposits ("CDs"). In connection therewith, the Company has previously filed an amended Annual Report on Form 10−K/A for the year ended December 31, 2005 and an amended Quarterly Report on Form 10−Q/A for the quarter ended March 31, 2006. Information as of and for the three and nine months ended September 30, 2005 attached to this Form 8−K as Exhibit 99.1 has been restated to reflect the restatement as described in the above-referenced annual and quarterly reports.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated October 25, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

October 25, 2006	By:	/s/ David W. Hinshaw
Name: David W. Hinshaw
Title: Executive Vice President and Chief Financial Officer